Exhibit 10.12
ARLO TECHNOLOGIES, INC.
2018 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(INDUCEMENT AWARD)

Unless otherwise defined herein, the terms defined in the Arlo Technologies, Inc. 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and in the Terms and Conditions of the Restricted Stock Units, attached hereto as Exhibit A, including the Country-Specific Provisions for Non-U.S. Participants attached hereto as Exhibit B (together, the “Agreement”). This Restricted Stock Unit award is granted in compliance with Rule 303A.08 of the New York Stock Exchange Listed Company Manual as a material inducement to you entering into employment with the Company. For the avoidance of doubt, this Restricted Stock Unit award is granted under the Inducement Share Pool of the Plan and does not reduce the share reserve under the Plan.

FIRST NAME, LAST NAME
ADDRESS LINE 1
ADDRESS LINE 2
ADDRESS LINE 3
CITY, STATE, ZIP CODE
COUNTRY

You (“Participant”) have been granted Restricted Stock Units, subject to the terms and conditions of the Plan, this Notice of Grant and the Agreement, as follows:

Date of Grant	[___]
Vesting Commencement Date	[___]
Total Number of Restricted Stock Units	[___]

Vesting Schedule:

Shares	Vest Date
[___]	[___]

Subject to any vesting acceleration provisions below or in the Plan and provided Participant accepts the Restricted Stock Units prior to the first anniversary of the Vesting Commencement Date, the Restricted Stock Units will vest in such increments and on such date(s) as set forth above, provided that Participant continues to be an active Service Provider through such dates (the “Base Vesting Schedule”).

Accelerated Vesting:

Notwithstanding the previous sentence, in the event that Participant ceases to be an active Service Provider due to death or Disability, the Restricted Stock Units will immediately vest in full.

In the event Participant ceases to be an active Service Provider for any or no reason (excluding death or Disability) before Participant vests in the Restricted Stock Units, as further described in Section 5(c) of the Agreement, Participant’s right to acquire any Shares hereunder will immediately terminate. If Participant does not accept the Restricted Stock Units prior to the first anniversary of the Vesting Commencement Date, all Restricted Stock Units may be forfeited in their entirety, in the Administrator’s sole discretion, and neither Participant nor the Company (or its Affiliates) shall have any rights or obligations under the Plan, the Agreement or this Notice of Grant or any right to any equivalent amounts or payments in lieu of the Restricted Stock Units.

By Participant’s signature and the signature of the representative of Arlo Technologies, Inc. (the “Company”) below, or by Participant’s acceptance of this Agreement via the Company’s designated electronic acceptance procedures, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Agreement, all of which are made a part of this document. Participant has
1

Exhibit 10.12
reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the address indicated above.

* * * * *

2

Exhibit 10.12
EXHIBIT A

TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS

1.Grant. The Company hereby grants to the individual named in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) attached as Part I of this Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to these Terms and Conditions of the Restricted Stock Units, including the Country-Specific Provisions for Non-U.S. Participants attached to the Notice of Grant as Exhibit B (together, the “Agreement”), the Notice of Grant, and the Plan, which are incorporated herein by reference. Depending upon Participant’s country of residence, the terms and conditions in this Agreement may be supplemented or replaced by the terms and conditions in Exhibit B applicable to Participants in that country. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, including Exhibit B, the terms and conditions of the Plan will prevail. This Restricted Stock Unit award is granted in compliance with Rule 303A.08 of the New York Stock Exchange Listed Company Manual as a material inducement to you entering into employment with the Company.

2.Company’s Obligation to Pay.

a.General. Subject to Section 2(c), each Restricted Stock Unit represents the right to receive a Share on the date it vests, including to the limited extent permitted under Section 7(b) for satisfying any withholding obligation for income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”). Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3, 4 or 7, Participant will have no right to payment of any such Restricted Stock Units or the underlying Shares. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

b.Timing of Settlement - General. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be settled (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable Tax-Related Items withholding obligations as set forth in Section 7. Subject to the provisions of Section 2(c), such vested Restricted Stock Units will be settled in Shares as soon as practicable after vesting, but in each such case by the fifteenth (15th) day of the third (3rd) month of the calendar year following the calendar year in which the Restricted Stock Units vest.

c.Timing of Settlement - Section 409A (for U.S. Taxpayers only).

i.Settlement if Deferred Compensation under Section 409A. If the Restricted Stock Units are considered to be “deferred compensation” within the meaning of Section 409A (as defined in Section 2(c)(iii) hereof), then except as necessary to satisfy any Tax-Related Items withholding obligations as set forth in Section 7, the vested Restricted Stock Units will be settled upon the earliest of (A) the dates provided in the Base Vesting Schedule, (B) Participant’s “separation from service” within the meaning of Section 409A, (C) Participant’s death, (D) Participant’s “disability” within the meaning of Section 409A, or (E) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

ii.Specified Employee Under Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, if (A) the Restricted Stock Units are considered deferred compensation subject to Section 409A, (B) the Restricted Stock Units will be settled upon a “separation from service” within the meaning of Section 409A, as determined by the Company in accordance with Section 409A, and (C) Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, then the settlement of such Restricted Stock Units will not be made until the earlier of (x) the date six (6) months and one (1) day following the date of Participant’s separation from service and (y) Participant’s death, to the extent necessary to avoid a prohibited acceleration under Section 409A.

Exhibit 10.12
iii.Section 409A. For purposes of this Agreement, “Section 409A” means Section 409A of the Code and the final Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares payable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payouts provided under this Agreement are made in a manner that complies with Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that nothing in this Section 2(c)(iii) creates an obligation on the part of the Company to modify the terms of this Agreement or the Plan, and the Company makes no representation that the terms of Restricted Stock Units will comply with Section 409A or that the Restricted Stock Units will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A. In no event whatsoever shall the Company or any of its Affiliates be liable to any party for any additional tax, interest or penalties that may be imposed on Participant or any other person by Section 409A or any damages for failing to comply with Section 409A.

3.Vesting Schedule. Except as provided in Sections 4 and 7, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the Base Vesting Schedule set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless Participant is continuously an active Service Provider from the Date of Grant until the date such vesting occurs, as further described in Section 5(c). For the avoidance of doubt, if Participant ceases to be a Service Provider prior to any scheduled vesting date, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective vesting date during which Participant was a Service Provider, nor will Participant be entitled to any compensation for lost vesting.

4.Administrator’s Discretion. The Administrator, in its discretion, may accelerate the vesting of some or all of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units shall be considered as having vested as of the date specified by the Administrator.

5.Termination as a Service Provider.

a.In the event that Participant ceases to be a Service Provider due to death or Disability, the Restricted Stock Units will immediately vest in full.

b.If Participant ceases to be a Service Provider for any reason other than as described in Section 5(a), any unvested Restricted Stock Units shall be forfeited immediately upon termination at no cost to the Company and Participant will have no further rights to Shares or otherwise under this Agreement.

c.For purposes of the Restricted Stock Units, Participant will cease to be a Service Provider as of the date Participant is no longer actively employed by or providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of applicable employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any); and unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed or providing services for purposes of the Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on a leave of absence).

Exhibit 10.12
6.Settlement after Death. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

Notwithstanding the foregoing, the Administrator may restrict Participants outside the United States from designating a beneficiary who shall be entitled to receive the amounts payable with respect to the Restricted Stock Units, if any, due under the Plan upon Participant’s death.

7.Tax Withholding.

a.Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or its agents, at their discretion, to satisfy any withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

i.electing to have the Company or the Employer withhold from Participant’s wages or other cash compensation payable to Participant;

ii.requiring Participant to tender a cash payment to the Company or the Employer;

iii.withholding from proceeds of the sale of Shares to be issued upon vesting of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); and

iv.any other method acceptable to the Company and permitted under the Plan and Applicable Laws.

The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the shares or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

Exhibit 10.12

b.Tax Withholding Arising Prior to Settlement. A portion of the Restricted Stock Units automatically and with no exercise of discretion by the Committee shall fully vest in an amount necessary to satisfy any Tax-Related Items withholding obligation that may arise prior to settlement of the Shares underlying the Restricted Stock Units . Accordingly, the Company will have the right (but not the obligation) to withhold from Participant those Shares or to sell shares on Participant’s behalf that vest pursuant to the preceding sentence to satisfy any Tax-Related Items withholding obligation. Further, if Participant is a U.S. taxpayer and a portion of the Shares subject to the Restricted Stock Units will be withheld to satisfy any Tax-Related Items withholding liability prior to settlement of Restricted Stock Units with respect to any portion of the Restricted Stock Unit considered deferred compensation subject to Section 409A, then the number of Shares withheld or sold on Participant’s behalf shall not exceed an amount equal in value to the Tax-Related Items withholding liability.

8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been deposited into Participant’s brokerage account with the Company’s designated broker. After such Shares are deposited, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT (EXCEPT IN THE EVENT OF DEATH OR DISABILITY) THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE BASE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE BASE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Nature of Grant. By accepting the Restricted Stock Units, Participant acknowledges, understands and agrees that:

a.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

c.all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;

d.the Restricted Stock Unit grant and Participant’s participation in the Plan shall not create a right to continued service with the Employer, the Company or any Affiliate or be interpreted as forming a service contract with the Employer, the Company or any Affiliate;

e.Participant is voluntarily participating in the Plan;

f.the grant of Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

Exhibit 10.12

g.the Restricted Stock Units and the Shares subject to the Restricted Stock Unit, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

h.unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate;

i.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

j.no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from Participant’s termination as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s service agreement, if any); and

k.the following provisions apply only if Participant is providing services outside the United States:

i.the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; and

ii.Participant acknowledges and agrees that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12.Data Privacy Information and Consent. By accepting the Restricted Stock Units and indicating consent via the Company’s acceptance procedure, Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data (as defined below) by the Company and the transfer of Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.

a.Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

b.Stock Plan Administration Service Providers. The Company transfers Data to E*Trade Financial Services, Merrill Lynch, and their affiliated companies, independent service providers based in the United States which are assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

Exhibit 10.12

c.International Data Transfers. The Company and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is Participant’s consent.

d.Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities, exchange controls and labor laws. This period may extend beyond Participant’s service relationship with the Company and its Affiliates.

e.Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant these Restricted Stock Units or other equity awards to Participant or administer or maintain such awards.

f.Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) request rectification of incorrect Data, (iii) delete Data, (iv) restrict processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact his or her local human resources representative.

g.Alternate Basis and Additional Consents. Finally, Participant understands that the Company may rely on a different basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable, Participant agrees that upon request of the Company or the Employer, Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Employer.

13.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Arlo Technologies, Inc., 2200 Faraday Ave., Suite 150, Carlsbad CA 92008, U.S.A., or at such other address as the Company may hereafter designate in writing.

14.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Exhibit 10.12

16.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. or non-U.S. federal, state or local law and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate U.S. federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. or non-U.S. federal, state or local law or securities exchange and to obtain any such consent or approval of any such governmental authority.

17.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

18.Committee’s Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22.Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. Furthermore, if Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

23.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, including, but not limited to, any other requirements as may be necessary to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

Exhibit 10.12
25.Forfeiture Events. The Restricted Stock Units are subject to the Company’s Clawback Policy, as it may be amended from time to time.

26.Governing Law; Venue. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this grant of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the U.S. federal courts for the United States for the Northern District of California, and no other courts, where this grant of Restricted Stock Units is made and/or to be performed.

27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28.Country-Specific Provisions. Notwithstanding any provisions in this Agreement, the Restricted Stock Units shall be subject to any additional terms and conditions set forth in Exhibit B for Participant’s country. Moreover, if Participant relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

29.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Service Provider.

30.Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such time as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for complying with any applicable restrictions and should consult with his or her own personal legal advisor on this matter.

31.Foreign Asset/Account Reporting Requirements. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Restricted Stock Units, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable, on these matters.

Exhibit 10.12
Exhibit B

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS
Certain capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and/or the Agreement.
Terms and Conditions
This Exhibit B includes additional (or, if so indicated, different) terms and conditions that govern the Restricted Stock Units granted to a Participant who resides and/or works in one of the countries listed below.

If Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or if Participant transfers employment and/or residency to another country after being granted the Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.
Notifications

This Exhibit B also includes information regarding certain issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on securities, exchange control and other laws in effect in the respective countries as of May 2021. Such laws are often complex and change frequently. As a result, Participant should not rely on the information in this Exhibit B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Restricted Stock Units vest or Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s individual situation.

Finally, if Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or if Participant transfers employment and/or residency to another country after being granted the Restricted Stock Units, the information contained herein may not be applicable in the same manner.

Exhibit 10.12
AUSTRALIA

Terms and Conditions

Australian Offer Document. The offer of Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian Employees, which will be provided to Participant with the Agreement.

Notifications

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to Restricted Stock Units granted under the Plan, such that the Restricted Stock Units are intended to be subject to deferred taxation.

CANADA

Terms and Conditions

Form of Settlement. Notwithstanding anything to the contrary in the Terms and Conditions of the Restricted Stock Units or Section 9(e) of the Plan, the Restricted Stock Units will be settled only in Shares.

Vesting. The following provision replaces the second paragraph of Section 5(c) of the Terms and Conditions of the Restricted Stock Units:

For purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) as of the date that is the earlier of: (i) the date of Participant’s termination, and (ii) the date Participant receives notice of termination as a Service Provider, In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a statutory notice period, Participant acknowledges that his or her right to participate in the Plan, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but Participant will not earn or be entitled to any pro-rated vesting if the vesting date falls after the end of his or her statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

The following provisions apply if Participant is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. The following provision supplements Section 12 of the Agreement:

Exhibit 10.12
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. Participant further authorizes the Company and the Employer to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and the Employer to record such information and to keep such information in Participant’s employee file.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of Shares takes place outside of Canada through the facilities on which such Shares are traded (i.e., the New York Stock Exchange).

Foreign Asset/Account Reporting Information. Participant is required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes Shares acquired under the Plan, and may include the Restricted Stock Units. The Restricted Stock Units must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The form must be filed by April 30 of the following year. Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting requirements.

FRANCE

Terms and Conditions

Language Consent. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant le Contrat décrivant les termes et conditions de l’attribution («Agreement»), le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Tax Information. The Restricted Stock Units are not intended to qualify for specific tax or social security treatment in France.

Foreign Asset/Account Reporting Information. If Participant holds shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return.

Exhibit 10.12
GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of EUR 12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of this amount in connection with Participant’s participation in the Plan, Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Foreign Asset/Account Reporting Information. If the acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained if (i) Participant owns at least 1% of the Company and the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event Participant holds Shares exceeding 10% of the total number of Shares.

HONG KONG

Terms and Conditions

Sale of Shares. In the event the Restricted Stock Units vest within six months of the Date of Grant, Participant agrees not to sell any Shares acquired upon vesting of the Restricted Stock Units prior to the six-month anniversary of the Date of Grant.

Securities Law Notice. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant is in doubt about any of the contents of this Agreement or the Plan, Participant should obtain independent professional advice. Neither the grant of the Restricted Stock Units nor the issuance of Shares upon vesting constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Affiliates. The Notice of Grant, the Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and its Affiliates and may not be distributed to any other person.

INDIA

Notifications

The Plan and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by you.

Exchange Control Information. Participant must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends paid on such Shares to India and convert the proceeds into local currency within such period of time as required under applicable regulations. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Participant acknowledges that it is Participant’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Participant is required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in Participant’s annual tax return. Participant is responsible for complying with this reporting obligation and should confer with his or her personal tax advisor in this regard.

Exhibit 10.12
IRELAND

Notifications

Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Parent or Subsidiary whose interest in the Company represents more than 1% of the Company’s voting share capital must notify the Irish Parent or Subsidiary in writing when acquiring or disposing of their interest in the Company (e.g., Restricted Stock Units granted under the Plan, Shares, etc.), when becoming aware of the event giving rise to the notification requirement or when becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgement. In accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

Participant further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Terms and Conditions of the Restricted Stock Units: Section 3: Vesting Schedule; Section 7: Tax Withholding; Section 10: Nature of Grant; Section 12: Data Privacy Information and Consent; Section 19: Electronic Delivery and Participation; Section 21: Agreement Severable; Section 22: Language; Section 26: Governing Law; Venue; and Section 27: Imposition of Other Requirements.

Notifications

Foreign Asset/Account Reporting Information. If Participant is an Italian resident and at any time during the fiscal year Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report the following on his or her annual tax return (Form UNICO, Schedule RW) or on a special form if no tax return is required. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax Information. The value of financial assets (including Shares acquired under the Plan) held outside of Italy by individuals resident of Italy may be subject to a foreign asset tax at an annual rate of 2 per thousand (0.2%). Participant should consult with his or her personal tax advisor for additional information about the foreign financial assets tax.

NETHERLANDS

There are no country-specific provisions.

SWEDEN

Terms and Conditions

Authorization to Withhold. The following provision supplements Section 7 of the Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement, by accepting the grant of the Restricted Stock Units, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

Exhibit 10.12

TAIWAN

Terms and Conditions

Data Privacy. Participant hereby acknowledges that he or she has read and understands the terms regarding the collection, processing and transfer of Data contained in Section 12 of the Agreement and, by participating in the Plan, agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary under applicable data privacy laws, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.

Notifications

Securities Law Notice. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. Participant may acquire and remit foreign currency (including proceeds from the Shares and any dividends paid on such Shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

UNITED KINGDOM

Terms and Conditions

Tax Withholding. The following supplements Section 7 of the Agreement:

Without limitation to Section 7 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is a director or executive officer and income tax due is not collected from or paid by Participant within ninety (90) days of the U.K. tax year in which an event giving rise to the indemnification described above occurs, it may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 7 of the Agreement.